Exhibit 10.11

Distributor Quality Assurance Agreement

Paltop Advanced Dental Solutions Ltd

PRODUCT:

PALTOP DENTAL IMPLANT SYSTEM

DISTRIBUTOR:

REVISION HISTORY

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Section 1: Legal bases

1.1

The following clauses cover distribution, quality assurance, service, market observation and reporting requirements as defined in particular, but not exclusively, by the following directives, laws and standards:

1.1.1	The consolidated 11.10.2007 version of the Directive 93/42 EEC of the European Parliament and Council relating to medical products

1.1.2	The Quality System Regulation from the Code of Federal Regulations (Title 21, Part 820), of the US Food and Drug Administration in the 1.4.2010 version

1.1.3	The standard DIN EN ISO 13485:2003-07 + Cor 1. 2009-08 Medical Products - Quality Management Systems - Requirements for Regulatory Purposes

Section 2: Traceability of medical products

2.1

The dealer undertakes to maintain distribution records and retain them at least for the period of time stipulated by the relevant national and international directives and the laws, standards and directives stated in the preamble, but at least for 15 years after last product manufacturing.

2.2

The distribution records must include detailed information necessary to trace the product (Product Part number, Product batch number, Customer name, Customer address, date of sale and delivery to Customer and telephone/fax/email of Customer). The distribution records must make it possible to conduct corrective and preventive measures, as well as recalls. This proof is required solely to carry out measures pursuant to the relevant national and international directives and the laws, standards and directives stated in the preamble and may only be used by the manufacturer for these purposes.

2.3

Recalls. The Parties recognize that it is possible for recalls of the Products to be necessary either through the action or inaction of one of the Parties or per the local laws and regulations in the occurrence of serious adverse events or product defects that could potentially affect public health and safety. The Dealer shall cooperate fully in the handling and disposition of such recall and use its best efforts to act in accordance with Supplier’s instructions, and assist Supplier in collecting any and all Products. Each Party shall act with respect to any recall in compliance with all applicable laws, rules and regulations in the applicable jurisdiction. Each party should have the distribution records of the products manufactured, sold and distributed to each sales entity.

2.4

The dealer undertakes to provide proper storage and shipping conditions to assure product function. The dealer undertakes to ensure the stock with the earliest expiry date is distributed before an identical stock item with a later expiry date is distributed.

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2.5	If the dealer does not fulfill these obligations, he shall not be authorized to market the products or must indemnify the manufacturer against any claims arising from marketing of the products.

Section 3: Market and product observation obligation, obligation to provide instructions, customer complaints and quality control

3.1

The dealer undertakes to observe the market and products in his contractual territory and to give the manufacturer prompt written notification of any non-compliant products, inadequate safety or effectiveness of the products or restrictions in the product’s qualities warranted in the manufacturer’s product information. In order to fulfill these obligations pursuant to respective directives, the dealer undertakes to install an appropriate quality assurance system such that the manufacturer can take it as a basis for analyzing the causes of non-compliant products and develop and implement countermeasures accordingly. Such information must be reported to the manufacturer using the manufacturer’s “QF-85-03-1 rev 2 Customer Complaint Form” form (see Annex I to this agreement).

3.2

To enable the manufacturer to comply with the statutory time-limits for reporting such information pursuant to the laws and directives, the dealer must design an appropriate quality assurance system that enables him to report incidents that have impaired the safety or effectiveness of the product to the manufacturer within three working days. In cases of serious public health threat report should be conducted immediately, but no later than 24 hours after awareness of the threat. Such information must be reported to the manufacturer using the manufacturer’s “QF-85-03-1 rev 2 Customer Complaint Form” form (see Annex I to this agreement).

3.3	Instructions for Use

The distributor is obligated to provide the end user (the dentist) with “Paltop Instruction for Use” doc. No. 11-50026 with each shipment.

When preparing the shipment to the customer, the distributor must verify that one sheet of “instructions for use” in available in with each package. Paltop will provide the distributor with “instructions for use” sheets free of charge upon demand.

Section 4: National product registrations, regulations and laws

4.1

The dealer shall be responsible for complying with the national directives and laws applicable to distribution of the products in his respective contractual territories. If necessary, he shall obtain the registrations and approvals necessary or expedient for operating the products from the national authorities of his country in consultation with, on behalf of and, if legally permissible, in the name of the manufacturer in his capacity as local agent.

4.2

The dealer must inform the manufacturer in writing of any resultant obligations for the manufacturer, stating the text of the directive or law and where it can be found. The dealer has a duty to inform the manufacturer of such completed measures and their scope and period of validity (e.g. product registrations) and provide the

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manufacturer with the associated proof, such as copies of certificates from public authorities, and, if the manufacturer is the holder of the registration, by means of original documents. Where legally permissible, the dealer assigns all rights from product registrations and product approvals to the manufacturer, who hereby accepts said assignment.

4.3	The dealer is also responsible to inform the manufacturer in writing of any changes in national regulations that may affect the marketing of the products.

Section 6: Changes that must be reported

6.1	The manufacturer undertakes to inform his permanent agencies of changes to the range of products and accessories and all technical information necessary to ensure proper usage of the device.

Section 7: Data security

1.1

The dealer undertakes to maintain confidentiality on all data he receives from manufacturers and purchasers as part of this agreement and also to protect and retain it in accordance with the applicable national data privacy legislation. The data may only be used for the purposes of the agreement and must be retained or made available to the manufacturer for as long as the manufacturer is obliged by the public authorities to save it and for as long as demanded by national data privacy regulations.

Section 8: Termination of the business relationship

8.1

Since the regulatory and statutory obligations specified in Sections 2 and 3 do not end when the business relationship between the manufacturer and dealer ends, they must be assigned before the business relationship ends.

8.2

Consequently, the dealer undertakes to hand over all his customer-related and product quality-related data and records to the manufacturer which the latter requires to continue to fulfill his obligations under Sections 2 and 3 (hereinafter referred to as data) when the business relationship between the dealer and manufacturer ends.

8.3

Alternatively, the data can also be passed on to a legal successor of the dealer, provided this company is reliable and has the experience, organizational structures and trained experts required to distribute medical products in order to enter fully into the obligations on the dealer under this agreement. The manufacturer must be informed in writing of the assignment of the obligations under this agreement and the necessary data at least 3 months beforehand. If one or more of the above qualifications is not met, the manufacturer shall have the right to refuse to allow the dealer’s legal successor to assume the obligations under this agreement and to refrain from initiating a business relationship relating to further distribution of the products through the dealer’s legal successor. In this case, the dealer must surrender the data directly to the manufacturer. In addition, the legal successor must conclude a similar agreement to this one with the manufacturer. The dealer shall transfer the data to its legal successor only after said agreement has been concluded between the legal successor and the manufacturer. Otherwise, the dealer must surrender the data directly to the manufacturer.

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8.4	The data to be handed over by the dealer may be used only for the purposes specified in Sections 2 and 3 of this agreement, but not for distribution purposes.

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Annex I
Paltop's Customer Complaint Form
Paltop's Implant Return Form

PALTOP	CUSTOMER COMPLAINT FORM- MANUFACTURING NO.________			
	Quality Form	QF-85-03-1	Rev.: 4	Pg. 1 of 2

Complaint Code: ______ **Reportable:** Yes/No (trace decision path on flowchart)

This Side should be filled by complaint receiver

Complaint No.		Date:
Complaint received by:		
Product details:		
Product Part no:		
Product Description:		
Product Batch no.:		
Complaint details:		
Complainant Name:		
Phone no.:		
Complaint nature:		
(**Specify**: device performance, device appearance medical records, Patient status, treatment, attach medical records, X-rays etc.) Death involved/injury involved/ death could have occurred/injury could have occurred		
Date of Incident:		
Complaint Classification/Code (check the code box)		
☐ G01 – General/Delivery ☐ D01 - Device labeling and packaging ☐ D02 – Performance/Procedure ☐ N01 – Non-complaint/Feedback		
Have complaints of similar content/nature been previously investigated: **No/Yes** If YES reevaluate Corrective Action that was taken.		
Present status of the unit:		
Sent/ will be sent/ implemented/ else		

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EFSDENT YÖNETİM DANIŞMANLIĞI MEDİKAL İLETİŞİM ELEKTRİK ELEKTRONİK BİLGİSAYAR VE GIDA ÜRÜNLERİ SAN. VE TİC. LTD. ŞTİ.
Kavaklıdere Mah. Kızılırmak Sok. No: 6/11 Çankaya / ANKARA
Tel: 0312 ... Cumhuriyet V.D. ... Tic. Sicil No: 314038

PALTOP	CUSTOMER COMPLAINT FORM- MANUFACTURING NO.________			
	Quality Form	QF-85-03-1	Rev.: 4	Pg. 2 of 2

This Side should be filled by QA/Engineering

Vigilance /Report ability		
Is this a reportable complaint? Trace path on flowchart on QOP-85-03. If it is not a reportable complaint explain why:		
MDR	No/Yes	
Competent authority:	No/Yes	
Specify countries:		
Notified body:	No/Yes	
Recall / Advisory Notice required		No/Yes
Product check & findings (Internal/External):		
Product status:		
(Specify: Product broken/bent/used/unused/damaged)		
Conclusions & Recommendations:		
Root Cause Analysis		
Effect on subcontracted processes		
Does the complaint affect products/components (subcontracted to PalTop customers): ☐ Yes ☐ No If yes, explain/required actions: If no, explain:		
Name: Signature:		
Does the complaint content require an update of the Risk management: Yes / No		
Complaint closure date:________________ by:__________		
Corrective Action no.:		

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Advanced Dental Solutions Ltd.

PALTOP

With you to the TOP

IMPLANT RETURN FORM

NO.: ____________ Date: ____________

Dr. Information

Name: ____________

Address: ____________

____

Phone: ____________

E-mail: ____________

Contact person at PALTOP ____________

Will device be returned ____________ | YES | NO |

Patient Information

Name (and/or initials) ____________

Age ____________

Sex ____________ | Male | Female |

Smoker ____________ | YES | NO |

Oral Hygiene ____________

____

Health Condition ____________

____

Procedure Information

Catalog Number	LOT	Tooth #	Bonne type	Placement Date	Removal Date	Immediate Placement	Immediate load

Description Of The Event:

Lack of integration: | YES | NO |

Lost integration: | YES | NO |

Swelling: | YES | NO |

Bonne Loss: | YES | NO |

Results Of The Event:

Infection: | YES | NO |

Pain: | YES | NO |

Description of the surgery: ____________

____

____

Device Related: | YES | NO | Unknown |

Paltop Advanced Dental Solutions is in compliance with ISO 9001 ISO 13485 and Council Directive 93/42/EEC

Hashita 5, P.O.Box 3566
Industrial Park Caesarea
30889, Israel

+(972)4-6271711
+(972)4-6275363
info@paltopdental.com

M50002 rev2

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